Consent of Independent Certified Public Accountants

         We have issued our report dated October 11, 2002 accompanying the financial statements of Insured Municipals Income Trust, 128th Insured Multi-Series as of August 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 24, 2002